CERTIFICATE OF DESIGNATION OF THE RIGHTS, PREFERENCES,
                 AND PRIVILEGES OF THE SERIES A PREFERRED STOCK
                            OF NUTRASTAR INCORPORATED

                            a California Corporation


The undersigned, Patricia McPeak and Edward G. Newton hereby certify that:

     1. Ms. Peak is the duly elected Chief Executive Officer and President and Mr. Newton is the duly elected Secretary of NutraStar Incorporated, a California corporation (the "Corporation").

     2. The Corporation has authorized the issuance of 10,000,000 shares of preferred stock and no shares of preferred stock have been previously issued.

     3. Pursuant to the authority conferred upon the Board of Directors (the "Board") by the Restated Articles of Incorporation of the Corporation, the Board on December 13, 2001, adopted the following resolution, creating a first series of 3,000,000 shares of preferred stock (the "Preferred Stock") designated as the Series A Preferred Stock (the "Series A Preferred Stock") and no shares of Series A Preferred Stock have been previously issued:

         RESOLVED, that pursuant to the authority granted to the Board under the Articles of Incorporation of the Corporation, ("Articles"), there is hereby created and the Corporation be, and it hereby is, authorized to issue 3,000,000 shares of a first series of preferred stock, designated "SERIES A PREFERRED STOCK", which shall have, in addition to the terms set forth in the Articles, the following terms, conditions, designation, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, as set forth in this Certificate of Designation (the "Certificate of Designation").

     A.  Designation  and Amount.  The Company  shall have a series of preferred
         -----------------------
stock which shall be designated the Series A Preferred Stock ("Series A Preferred Stock") and the number of shares initially constituting such series shall be 3,000,000, no par value.

     B. Rights,  Preferences,  Privileges and  Restrictions.  Series A Preferred
        ---------------------------------------------------
Stock shall have the respective rights, preferences, privileges and restrictions as follows:

1. Rank. The Series A Preferred Stock will rank, with respect to dividend rights and rights on liquidation, winding-up and dissolution, senior to all classes of common stock of the Corporation, as they exist on the date hereof or as such stock may be constituted from time to time (the "Common Stock"); and (b) each other class of capital stock and series of Preferred Stock established by the Board (collectively, together with the Common Stock, the "Junior Securities") to the extent the terms of such stock do not expressly provide that it ranks senior to or on a parity with the Series A Preferred Stock as to dividend rights and rights on liquidation, winding up and dissolution ("Senior Securities" or "Parity Securities," respectively).



                                                                     EXHIBIT 4.1

2. Dividends. Subject to the rights of any series of Preferred Stock that may from time to time come into existence, the holders of the Series A Preferred Stock will be entitled to receive a cumulative dividend of $0.07 per annum in preference and prior to the payment of any dividend on the Common Stock of the Corporation. The accumulated dividend shall only be payable upon Liquidation (as provided for in Section 3 below) or Redemption (as provided for in Section 6
below).          ---------

3.  Liquidation  Rights.  The  "Stated  Value"  of each  share  of the  Series A
Preferred Stock shall be $1.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares), which is 100% of the Original Series A Issue Price (as defined below). For purposes of this Article, "Original Series A Issue Price" shall mean $1.00. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after satisfaction of the claims of creditors and before any payment or distribution of assets and any surplus funds is made on any Junior Securities, including, without limitation, the Common Stock, (a) the holders of the Series A Preferred Stock shall receive liquidation preference equal to the Stated Value and shall receive an amount equal to all declared and unpaid dividends with respect to their respective shares through and including the date of distribution, and (b) the holders of any Parity Securities shall be entitled to receive an amount equal to the full respective liquidation preferences (including any premium) to which they are entitled and shall receive an amount equal to all declared and unpaid dividends with respect to their respective shares through and including the date of distribution. If, upon such a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation are insufficient to pay in full the amounts described above as payable with respect to the Series A Preferred Stock and any Parity Securities, the holders of the Series A Preferred Stock and such Parity Securities will share ratably in any distribution of assets of the Corporation in proportion to their respective liquidation preferences until such preferences are paid in full. Thereafter, the remaining assets of the Company will be distributed exclusively to the holders of Common Stock. No other distributions shall be made to the holders of the Series A Preferred Stock. The sale or transfer of all or substantially all of the assets of the Corporation and the merger or consolidation of the Corporation into or with any other corporation shall be deemed to be a liquidation for purposes of liquidation preference to the extent that the shareholders of the Corporation immediately preceding such event do not own a majority of the outstanding shares of the surviving corporation.

4. Voting Rights. The holders of the Series A Preferred Stock will be entitled to that number of votes on all matters presented to the shareholders equal to the number of shares of Common Stock then issuable upon conversion of such shares of the Series A Preferred Stock. Except as required by law, the Preferred Stock will vote with the Common Stock and not as a separate class.

5. Conversion.

     (a) Right to  Convert.  Each  share of the  Series A  Preferred  Stock (the
         -----------------
rights  to  convert  described  in this  Section  5(a)  are  referred  to as the
                                         -------------
"Conversion Rights") (i) will convert at the option of the individual holders at any time, and (ii) shall automatically convert upon the occurrence of the Qualified Public Trading Benchmark (as defined below). The term "Qualified Public Trading Benchmark" means (1) the Common Stock is listed for sale on a national stock exchange, its sales price is quoted on the National Market System or the SmallCap Market of the National Association of Securities Dealers, Inc.'s automated quotation system at twice the then Conversion Price (as defined below), (2) the Common Stock is listed for trading on the New York Stock



                                                                     EXHIBIT 4.1

Exchange, Inc. or the American Stock Exchange, Inc. at twice the then Conversion Price, or (3) the Common Stock is quoted on the Over-the-Counter Bulletin Board at an average bid price of at least $1.25 per share over any thirty day consecutive period. The Series A Preferred Stock shall convert into that number of shares of Common Stock equal to the quotient of (i) the product of the number of shares of Series A Preferred Stock to be converted multiplied by the Original Series A Issue Price, divided by (ii) the Conversion Price (as defined below).


     (b)  Anti-dilution  Provisions.  The  "Conversion  Price," for  purposes of
          -------------------------
determining the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be $1.00, which is the Original Series A Issue Price, and is subject to adjustment after the issuance of the Series A Preferred Stock from time to time as follows:

     (i) Adjustment for Stock Splits and Combinations. If the Corporation at any
         --------------------------------------------
time or from time to time effects a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before the subdivision shall be inversely proportionately increased or decreased. Any adjustment under this
Section  5(b)(i) shall become  effective as of the date and time the subdivision
         -------
or combination becomes effective. For example, if the Corporation effects a 2-for-1 stock split, whereby holders of Common Stock receive one additional share of Common Stock for each share of Common Stock outstanding, then the Conversion Price will be reduced in half.

     (ii) Adjustment for Certain Dividends and  Distributions.  In the event the
          ---------------------------------------------------
Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction: (A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such
                                               --------   -------
record date is fixed and such dividend is not fully paid, or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed to reflect that such dividend was not fully paid or that such distribution was not fully made as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this
Section  5(b)(ii)  as of the  time  of  actual  payment  of  such  dividends  or
-----------------
distributions.

     (iii) Adjustments for Other Dividends and  Distributions.  In the event the
           --------------------------------------------------
Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holder shall receive upon exercise of the conversion rights, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which the holder would have received had the shares of the Series A Preferred Stock been converted into Common Stock on the date of such



                                                                     EXHIBIT 4.1
event and had it thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5(b)(iii) with respect to the rights of
the holder.                             ---------

     (iv) Adjustment for  Reclassification,  Exchange and  Substitution.  If the
          --------------------------------------------------------------
Common Stock issuable upon the conversion of shares of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 5(b)), then and in such event each holder shall have the right
        -------------
thereafter, upon conversion, to receive the kind and amount of stock and other securities and property receivable upon such reorganization or other change in an amount equal to the amount that the holder would have been entitled to have had it immediately prior to such reorganization, reclassification or change converted such shares, but only to the extent such shares are actually converted, all subject to further adjustment as provided herein.

     (v) Reorganization,  Mergers,  Consolidations or Sales of Assets. If at any
         ------------------------------------------------------------
time or from time to time there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of the Common Stock provided for elsewhere in this Section 5(b)) or
                                                               --------------
merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holder shall thereafter be entitled to receive upon conversion of shares of the Series A Preferred Stock (and only to the extent such shares are converted), the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock, or other securities, deliverable upon the conversion of such shares would otherwise have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustments shall be made in the application of the provisions of this Section
                                                                         -------
5(b)  (including  adjustments  of the  Conversion  Price  then in effect and the
----
number of shares of Common Stock purchasable upon conversion of such shares) which shall be applicable after such events; provided, however, that any such
                                              --------   -------
adjustments  shall be made so as to insure that the  provisions  of this Section
                                                                         -------
5(b)  applicable  after such events shall be as equivalent as may be practicable
----
to the provisions of this Section 5(b) applicable before such events.
                          -----------

     (c) Certificate of Adjustment. In any case of an adjustment or readjustment
         -------------------------
of the Conversion Price or the number of shares of Common Stock, or other securities issuable upon conversion, the Corporation shall promptly compute such adjustment or readjustment in accordance with the provisions hereof and its chief financial officer shall prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by express mail or recognized express delivery, postage prepaid, to the holder at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based including a statement of: (A) the Conversion Price at the time in effect, and (B) the type and amount, if any, of other property which at the time would be received upon conversion of the shares of the Series A Preferred Stock.



                                                                     EXHIBIT 4.1

     (d) Fractional Shares. No fractional shares of Common Stock shall be issued
         -----------------
upon conversion of the Series A Preferred Stock, and any portion of the Series A Preferred Stock surrendered for conversion which would otherwise result in a fractional share of Common Stock shall be redeemed for cash in an amount equal to the product of such fraction multiplied by the fair market value of the Common Stock on the last business day prior to conversion as determined by the Board.

         (i)  Mechanics  of  Conversion.  Before  any  holder  of the  Series  A
              -------------------------
Preferred Stock may voluntarily convert such stock into shares of Common Stock and receive certificates therefor, such holder shall surrender the certificate or certificates for the Series A Preferred Stock to be converted, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same. The Corporation shall, within five
(5) days after such delivery, issue and deliver at such office to such holder of the Series A Preferred Stock (or to any other person specified in the notice delivered by such holder) a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid and a check payable to the holder for any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of the Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. In case any certificate for shares of the Series A Preferred Stock shall be surrendered for conversion of only a part of the shares represented thereby, the Corporation shall deliver within five (5) days at such office to or upon the written order of the holder thereof, a certificate or certificates for the number of shares of the Series A Preferred Stock represented by such surrendered certificate which are not being converted. Notwithstanding the foregoing, the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing the Series A Preferred Stock are either delivered to the Corporation or its transfer agent or the Corporation or its transfer agent shall have received evidence satisfactory to it evidencing that such certificates have been lost, stolen or destroyed and the holder of such Series A Preferred Stock executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The issuance of certificates of shares of Common Stock issuable upon conversion of shares of the Series A Preferred Stock shall be made without charge to the converting holder for any tax imposed in respect of the issuance thereof; provided that the Corporation shall not be required to pay any tax which may be payable with respect to any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the shares of the Series A Preferred Stock being converted. If the conversion is in connection with a Qualified Public Trading Benchmark, the conversion shall be conditioned upon the occurrence of such event, in which case the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to such event. All accrued dividends shall be cancelled upon conversion of the Series A Preferred Stock.

6.  Redemption.  The shares of Series A  Preferred  Stock  shall be  redeemed as
    ----------
follows:


                                                                     EXHIBIT 4.1

     (a)  Mandatory  Redemption  By the  Corporation.  Upon  the  five-year  (5)
          ------------------------------------------
anniversary of the date the first share of Series A Preferred Stock is issued (the "Issuance Date"), the Corporation shall redeem any and all outstanding shares of Series A Preferred Stock.

     (b) Optional Redemption by Corporation.  Upon 30 days' prior written notice
         ----------------------------------
to the holder of Series A Preferred Stock, the Corporation may redeem any and all outstanding shares of Series A Preferred Stock.

     (c) Redemption Price and Payment. The shares of Series A Preferred Stock to
         ----------------------------
be redeemed  pursuant to this  Section  6(a) or 6(b) shall be redeemed by paying
                               --------------------
for each share in cash an amount equal to $1.00 per share plus, in the case of each share an amount equal to all accrued and unpaid dividends declared but unpaid thereon, if any, computed as of the date of said redemption (the "Redemption Date"), such amount being referred to as the "Redemption Price".

     (d)  Redemption  Mechanics.  At least 45 but not more than 60 days prior to
          ---------------------
each Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series A Preferred Stock notifying such holder of the redemption and specifying the Redemption Price, such Redemption Date, the number of shares of Series A Preferred Stock to be redeemed from such holder (computed on a pro rata basis in accordance with the number of such shares held by all holders thereof) and the place where said Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on a Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of Series A Preferred Stock (except the right to receive the Redemption Price) shall cease with respect to the shares to be redeemed on such Redemption Date, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on such Redemption Date, the holders of such shares shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable to them if the full number of shares to be redeemed on such Redemption Date were actually redeemed. The shares of Series A Preferred Stock required to be redeemed but not so redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series A Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

     (e)  Redeemed or  Otherwise  Acquired  Shares to be Retired.  Any shares of
          ------------------------------------------------------
Series A  Preferred  Stock  redeemed  pursuant  to this  Section 6 or  otherwise
                                                         ---------
acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series A Preferred Stock.




                                                                     EXHIBIT 4.1

7. Reserved Shares. So long as any shares of the Series A Preferred Stock remain outstanding, the Corporation agrees to keep reserved for issuance in connection with the conversion of the Series A Preferred Stock at all times a number of authorized but unissued shares of Common Stock at least equal to the number of shares of Common Stock issuable upon conversion at the Conversion Price of all of the Series A Preferred Stock outstanding at such time. The Corporation shall take all action necessary so that Common Stock so issued will be validly issued, fully paid and non-assessable.

8.  Preemptive  Rights.  The Series A  Preferred  Stock is not  entitled  to any
preemptive  or  subscription   rights  in  respect  of  any  securities  of  the
Corporation.

9. Notices. Except as otherwise provided herein, all notices, requests, demands, and other communications under this Article shall be in writing and shall be deemed to have been duly given if delivered by certified or registered mail or when sent by telex or telecopier (with receipt confirmed), provided a copy is also sent by express (overnight, if possible) courier, addressed (i) in the case of a holder of Series A Preferred Stock, to such holder's address as it appears on the books of the Corporation, and (ii) in the case of the Corporation, to the Corporation's principal executive offices to the attention of the Corporation's President.

10. Severability of Provisions. Whenever possible, each provision of this Article shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.









                     [REMAINDER OF PAGE INTENTIONALLY BLANK]





                                                                     EXHIBIT 4.1

IN WITNESS WHEREOF, the undersigned have caused this certificate to be duly executed this ___ day of December, 2001.


                                           ----------------------------
                                           Patricia McPeak
                                           Chief Executive Officer and President



                                           -----------------------------
                                           Edward G. Newton
                                           Secretary


We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed in El Dorado Hills, California, on December ___, 2001.






                                           ------------------------------
                                           Patricia McPeak
                                           Chief Executive Officer and President




                                           ------------------------------
                                           Edward G. Newton
                                           Secretary










                   CERTIFICATE OF DETERMINATION SIGNATURE PAGE






                                                                     EXHIBIT 4.1
                                       8